Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of Xcerra Corporation of our report dated July 26, 2013 relating to the audited combined financial statements of Everett Charles Technologies included in the Current Report on Form 8-K/A of Xcerra Corporation dated December 1, 2013. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

June 11, 2014